VANGUARD MASSACHUSETTS TAX-EXMEPT FUNDS

CIK No. 0001070414
File No. 811-09005



EXHIBIT INDEX
Series 1
The exhibit to Item number 77P is hereby Incorporated by Reference, see File Number 2-11444, filed on 7/19/2000.